EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                                FRED MEYER, INC.

                                                     Jurisdiction of
Name of                                              Incorporation
Subsidiary                                           or Organization
----------                                           ---------------

Fred Meyer Stores, Inc.                              Delaware
   B&B Stores, Inc.                                  Montana
       B&B Pharmacy, Inc.                            Montana
   CB&S Advertising Agency, Inc.                     Oregon
   Distribution Trucking Company                     Oregon
   FM, Inc.                                          Utah
   FM Holding Corporation                            Delaware
        Grand Central, Inc.                          Utah
   FM Retail Services, Inc.                          Washington
   Fred Meyer, Inc.                                  Washington
   Fred Meyer of Alaska, Inc.                        Alaska
   Fred Meyer of California, Inc.                    California
   Fred Meyer HK Limited                             Hong Kong
   Fred Meyer Jewelers, Inc.                         Delaware
       Merksamer Jewelers, Inc.                      California
   Natur Glo, Inc.                                   Oregon
   Roundup Co.                                       Washington
       JH Properties, Inc.                           Washington

Name of                                              Incorporation
Subsidiary                                           or Organization
----------                                           ---------------

Smith's Food & Drug Centers, Inc.                    Delaware
   Richie's, Inc.                                    Texas
   Smith's Beverage of Wyoming, Inc.                 Wyoming
   Smitty's Supermarkets, Inc.                       Delaware
     Smitty's Super Valu, Inc.                       Delaware
         Compare, Inc.                               Delaware
     Saint Lawrence Holding Company                  Delaware
            SLHC2, Inc.                              Delaware
         Smitty's Equipment Leasing, Inc.            Delaware
   Treasure Valley Land Company, L.C.                Idaho
   Western Property Investment
          Group, Inc.                                California

Name of                                              Incorporation
Subsidiary                                           or Organization
----------                                           ---------------

Quality Food Centers, Inc.                           Washington
   Hughes Markets, Inc.                              California
         Hughes Realty, Inc.                         California
   KU Acquisition Corporation                        Washington
   Quality Food, Inc.                                Delaware
         Quality Food Holdings, Inc.                 Delaware
                  QFC Sub, Inc.                      Washington
   Second Story, Inc.                                Washington

Name of                                              Incorporation
Subsidiary                                           or Organization
----------                                           ---------------

Food 4 Less Holdings, Inc.                           Delaware
    Ralphs Grocery Company                           Delaware
      Cala Co.                                       Delaware
         Bay Area Warehouse Stores, Inc.             California
         Bell Markets, Inc.                          California
         Cala Foods, Inc.                            California
      Crawford Stores, Inc.                          California
      Falley's, Inc.                                 Kansas
      Food 4 Less of Southern California, Inc.       Delaware
         Alpha Beta Company                          California
             Food 4 Less GM, Inc.                    California
             Food 4 Less of California, Inc.         California
             Food 4 Less Merchandising, Inc.         California